Exhibit 99.2

Certain Information Regarding Hughes Satellite Systems Corporation

Second Quarter and First Half 2016 Estimated Results

Set forth below are preliminary estimates for Hughes Satellite Systems Corporation’s (“HSS” or “we”)  three months ended June 30, 2016 and six months ended June 30, 2016 financial results.   Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our second quarter are finalized.

For the three months ended June 30, 2016, HSS expects revenue to be in the range of approximately $432 million to $450 million and income before income taxes to be in the range of approximately $55 million to $61 million.  For the three months ended June 30, 2016, HSS expects EBITDA(1) to be in the range of approximately $190 million to $200 million.

For the six months ended June 30, 2016, HSS expects revenue to be in the range of approximately $861 million to $879 million and income before income taxes to be in the range of approximately $110 million to $115 million.  For the six months ended June 30, 2016 HSS expects EBITDA to be in the range of approximately $382 million to $392 million.

A reconciliation of EBITDA, a non-GAAP measure, to income before income taxes is included below:

	For the Three Months Ended June 30, 2016
	Low Estimate	High Estimate

EBITDA	$190,046	$199,792
Interest income (expense), net	(33,688)	(35,416)
Depreciation and amortization	(101,199)	(103,411)
Net income attributable to noncontrolling interests	295	327
Income before income taxes	$55,454	$61,292

	For the Six Months Ended June 30, 2016
	Low Estimate	High Estimate

EBITDA	$382,492	$392,238
Interest income (expense), net	(69,805)	(71,533)
Depreciation and amortization	(203,568)	(205,780)
Net income attributable to noncontrolling interests	406	438
Income before income taxes	$109,525	$115,363

Key Performance Indicators

Subscribers

As of June 30, 2016 and March 31, 2016, our Hughes segment had approximately 1,030,000 and 1,038,000 broadband subscribers, respectively. Our broadband subscribers include HughesNet broadband subscribers acquired through retail, wholesale and small/medium enterprise service channels.

(1) EBITDA is defined as “Net income (loss) attributable to HSS” excluding “Interest expense, net of amounts capitalized,” “Interest income,” “Income tax benefit (provision), net,” and “Depreciation and amortization.” EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States (“GAAP”). This non-GAAP measure is reconciled to “Income (loss) before income taxes” below. EBITDA should not be considered in isolation or as a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used by our management as a measure of operating efficiency and overall financial performance for benchmarking against our peers and competitors. Management believes EBITDA provides meaningful supplemental information regarding liquidity and the underlying operating performance of our business. Management also believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties to evaluate the performance of companies in our industry.

Satellite Launch Schedule

Construction in progress included the following owned and leased satellites under construction or undergoing in-orbit testing as of June 30, 2016.

Satellites	Segment	Expected Launch Date
Eutelsat 65 West A (2)	Hughes	March 2016 (1)
EchoStar 105/SES-11	ESS	Fourth quarter of 2016
Telesat T19V (63 West) (2)	Hughes	Second quarter of 2018

(1)                     This satellite was launched in March 2016 and placed into service in July 2016.

(2)                     We entered into a satellite services agreement and made prepayments for certain capacity on this satellite once launched, but are not a party to the construction contract.

EchoStar XIX

We have been preparing for the launch of the EchoStar XIX satellite, a next-generation, high throughput geostationary satellite, which will provide significant capacity for continued subscriber growth.  In March 2013, a subsidiary of EchoStar entered into a contract for the design and construction of the EchoStar XIX satellite, which is expected to be launched in the fourth quarter of 2016.  The EchoStar XIX satellite will employ a multi-spot beam, bent pipe Ka-band architecture and will provide additional capacity for the Hughes broadband services in North America, as well as new capacity covering Mexico and other Latin American countries.  Capital expenditures associated with the construction and launch of the EchoStar XIX satellite have been incurred by our parent company, EchoStar, which intends to contribute the satellite to HSS.

Risk Factors

Our business is subject to risks of adverse government regulation.

Our business is subject to varying degrees of regulations in the U.S. by the FCC, and other federal, state and local entities, and in foreign countries by similar entities and internationally by the ITU. These regulations are subject to the administrative and political process and do change, for political and other reasons, from time to time. For example, the FCC recently adopted an order in its “Spectrum Frontiers” proceeding under which a portion of the Ka band, in which we operate our broadband gateway earth stations, has been enabled for 5G mobile terrestrial services.  Moreover, a substantial number of foreign countries in which we have, or may in the future make, an investment, regulate, in varying degrees, the ownership of satellites and other telecommunication facilities/networks and foreign investment in telecommunications companies. Violations of laws or regulations may result in various sanctions including fines, loss of authorizations and the denial of applications for new authorizations or for the renewal of existing authorizations. Further material changes in law and regulatory requirements may also occur, and there can be no assurance that our business and the business of our subsidiaries and affiliates will not be adversely affected by future legislation, new regulation or deregulation. The failure to obtain or comply with the authorizations and regulations governing our operations could have a material adverse effect on our ability to generate revenue and our overall competitive position and could result in our suffering serious harm to our reputation.

We may be subject to risks relating to the referendum of the United Kingdom’s membership of the European Union.

In June 2016, the United Kingdom (the “U.K.”) held a referendum in which voters approved an exit from the EU, commonly referred to as the “Brexit”. As a result of the referendum, it is expected that the U.K. government will begin negotiating the terms of the U.K.’s future relationship with the EU. Although it is unknown what those terms will be, it is possible that there will be greater restrictions on imports and exports between the U.K. and EU countries. Additionally, with the U.K. no longer being a part of the EU, we anticipate that there may be certain regulatory changes that may impact the regulatory regime under which we operate in both the U.K. and the EU. These and other changes, implications and consequences of the Brexit may adversely affect our business and results of operations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Exhibit 99.2 may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans,” and similar expressions and the use of future dates are intended to identify forward looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties, and assumptions. See “Risk Factors” in EchoStar’s and HSSC’s Annual Reports on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2016 filed with the Securities and Exchange Commission and in the other documents EchoStar and HSSC file with the Securities and Exchange Commission from time to time.  The forward-looking statements speak only as of the date made, and EchoStar Corporation and Hughes Satellite Systems Corporation expressly disclaim any obligation to update these forward-looking statements.